EXHIBIT 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Edward Storm, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of StationDigital Corporation on Form 10-Q for the fiscal period ended June 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of StationDigital Corporation.

Date: September 29, 2015	By:	/s/ Edward L. Storm
Edward L. Storm,
Chief Financial Officer
(Principal Financial and Accounting Officer)